Exhibit 99.1

LuxUrban Hotels Appoints Michael James Chief Financial Officer

MIAMI, FL, - June 6, 2024 - LuxUrban Hotels Inc. (“LuxUrban” or the “Company”) (Nasdaq: LUXH), a hospitality company which leases entire existing hotels on a long-term basis and rents rooms in its hotels to business and vacation travelers, today announced the appointment of Michael James as Chief Financial Officer, effective June 4, 2024. Mr. James succeeds Shanoop Kothari, the Company’s current Chief Executive Officer and former Acting Chief Financial Officer.

Mr. James brings more than four decades of experience as a financial and operating executive, board member, and investor to his new role. He has advised and led financial strategy and operations for companies across industries and at various stages of growth. Mr. James joined LuxUrban in February 2024 as Senior Vice President and Controller.

“We are excited to welcome Mike as our new CFO and are confident that he is the right person to advance the development of a stable and sustainable financial foundation to support our long-term strategies,” said Elan Blutinger, Chairman of the Board. “Mike brings a wealth of relevant experience to his new role, and his appointment reflects the ongoing commitment of the Board of Directors to add executive depth and breadth across the enterprise. We expect that Mike’s familiarity with our operations while serving as Senior Vice President and Controller will contribute to a seamless transition of responsibilities.”

“I am honored and excited to assume the role of CFO at this pivotal time in LuxUrban’s history,” said Mr. James. “I look forward to working closely with the executive team and board to help accelerate financial and operational improvements and support the delivery of an exceptional guest experience.”

About Michael James

Prior to joining the Company in February 2024, Mr. James was a co-founder and director of and served as Chief Financial Officer for Edible Garden AG, a controlled environmental agriculture company. Since 2007 he has served as chairman, audit committee chair, and as a member of the compensation committee for Guided Therapeutics, Inc., a medical technology company. Mr. James has served as Chief Financial Officer of Blum Holdings (formerly Terra Tech), Chief Executive Officer and Chief Financial Officer of nutritional supplements company Inergetics, Inc., and Chief Executive Officer and board member of software developer Nestor Inc.

Mr. James’ experience at private investment firms includes Managing Partner of Kuekenhof Capital Management, LLC, Partner at Moore Capital Management, Inc., and Chief Financial and Administrative Officer at Buffalo Partners, L.P. He also served as Treasurer and Chief Financial Officer of National Discount Brokers. Mr. James began his career as a staff accountant with EisnerAmper, LLP. He is a retired CPA.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. secures long-term operating rights for entire hotels through Master Lease Agreements (MLA) and rents out, on a short-term basis, hotel rooms to business and vacation travelers. The Company is strategically building a portfolio of hotel properties in destination cities by capitalizing on the dislocation in commercial real estate markets and the large amount of debt maturity obligations on those assets coming due with a lack of available options for owners of those assets. LuxUrban’s MLA allows owners to hold onto their assets and retain their equity value while LuxUrban operates and owns the cash flows of the operating business for the life of the MLA.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). The statements contained in this release that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Generally, the words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this release may include, for example, statements with respect to scheduled property openings, expected closing of noted lease transactions, the Company’s ability to continue closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. The forward-looking statements contained in this release are based on current expectations and belief concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements are subject to a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results of performance to be materially different from those expressed or implied by these forward-looking statements, including those set forth under the caption “Risk Factors” in our public filings with the SEC, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 15, 2024, and any updates to those factors as set forth in subsequent Quarterly Reports on Form 10-Q or other public filings with the SEC. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Contact

Shanoop Kothari	Devin Sullivan
Chief Executive Officer	Managing Director
LuxUrban Hotels Inc.	The Equity Group Inc.
shanoop@luxurbanhotels.com	dsullivan@equityny.com

Conor Rodriguez, Analyst
crodriguez@equityny.com